Gregory P. Buscone
                                               Vice President
                                               Commercial Banking
Fleet
                                               Fleet Bank

March 20, 1997                                 Mail Stop: MA OF D04B
                                               One Federal Street
Mr. Philip Leibel                              Boston, MA 02110-2010
Chief Financial Officer                        617-346-5007
Foilmark, Inc.                                 Fax 617-346-0415
5 Malcolm Hoyt Drive
Newburyport, MA 01950

Dear Phil:

We are in receipt of the preliminary financial statement for Foilmark, Inc. and affiliate(s) ("the Borrower") for the twelve month period ending December 31, 1996. According to our calculations your company was in violation of the following:

(1)   Section 6.18   Consolidated Tangible Net Worth Plus Subordinated Debt
                     Divided By Total Debt less Subordinated Debt;

(2)   Section 6.14   Consolidated tangible Net Worth Plus Subordinated Debt;

(3)   Section 6.15   Consolidated Debt Service Coverage Ratios;

(4)   Section 6.09   Waiver of restriction on leases for the twelve (12) month
                     period ending 12/31/96. Amendment to the limit placed on leases of $400,000 to $500,000 for the remainder of the loan agreement;

(5)   Section 6.17   Waiver of capital expenditure limit of $600,000 to
                     $2,328,534 for the twelve month period ending 12/31/96.

These covenants are defined and contained in the loan agreement(s) governing the Borrower's Commercial loans.

This letter confirms that Fleet National Bank ("Fleet" or the "Bank") has waived the above cited covenant for the period ended December 31, 1996. All other terms, conditions, and covenants of the loan agreement between the Borrower and the Bank remain in effect. Any amendments or modifications not specifically referenced herein shall also remain in effect.

Very truly yours,

/s/ Gregory P. Buscone
Gregory P. Buscone
Vice President